Exhibit 99.1

FOR IMMEDIATE RELEASE

April 25, 2012

INVESTOR CONTACT

Myrna Vance, 214.932.6646

myrna.vance@texascapitalbank.com

TEXAS CAPITAL BANCSHARES ANNOUNCES OPERATING RESULTS FOR Q1 2012

DALLAS – April 25, 2012 – Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, announced earnings and operating results for the first quarter of 2012.

•	Net income increased 5% on a linked quarter basis and 127% from the first quarter of 2011

•	EPS increased 4% on a linked quarter basis and 126% from the first quarter of 2011

•	Demand deposits were consistent and total deposits increased 9% on a linked quarter basis; both grew 18% and 16%, respectively, from the first quarter of 2011

•	Loans held for investment increased 4% and total loans increased 5% on a linked quarter basis; both grew 23% and 46%, respectively, from the first quarter of 2011

“We are pleased to report another quarter of excellent growth and improved profitability for Texas Capital,” said George Jones, CEO. “Along with improvements in key measures of operating performance and credit quality, we also experienced significant growth in income, loans, deposits and capital. With a strong pipeline in place, we are optimistic about our ability to continue to provide excellent results for our shareholders.”

FINANCIAL SUMMARY

(dollars and shares in thousands)

	Q1 2012	Q1 2011	% Change
QUARTERLY OPERATING RESULTS(1)
Net Income	$27,081	$11,939	127%
Diluted EPS	$.70	$.31	126%
ROA	1.33%	.78%
ROE	17.36%	8.91%
Diluted Shares	38,914	38,342

BALANCE SHEET(1)
Total Assets	$8,559,917	$6,061,046	41%
Demand Deposits	1,751,443	1,480,695	18%
Total Deposits	6,063,558	5,221,991	16%
Loans Held for Investment	5,792,349	4,711,424	23%
Total Loans	8,047,630	5,522,824	46%
Stockholders’ Equity	647,341	544,925	19%

(1)	Operating results, assets and loans are reporting from continuing operations

DETAILED FINANCIALS

Texas Capital Bancshares, Inc. reported net income from continuing operations of $27.1 million for the quarter ended March 31, 2012 compared to $11.9 million for the first quarter of 2011. On a fully diluted basis, earnings per common share from continuing operations were $.70 for the three months ended March 31, 2012, compared to $.31 for the same period last year. The discussion below relates only to continuing operations.

Return on average equity was 17.36 percent and return on average assets was 1.33 percent for the first quarter of 2012, compared to 8.91 percent and .78 percent, respectively, for the first quarter of 2011.

Net interest income was $88.2 million for the first quarter of 2012, compared to $88.1 million in the fourth quarter of 2011 and $64.5 million for the first quarter of 2011. The net interest margin in the first quarter of 2012 was 4.54 percent, an 8 basis point increase from the first quarter of 2011 and a 6 basis point decrease from the fourth quarter of 2011. The year over year increase in net interest margin and net interest income is due to the reduction in funding costs.

Average loans held for investment for the first quarter of 2012 were $5.7 billion, an increase of $939.1 million from the first quarter of 2011 and increased $265.7 million from the fourth quarter of 2011. Average loans held for sale for the first quarter of 2012 increased $1.3 billion compared to the first quarter of 2011 and decreased $57.3 million from the fourth quarter of 2011.

Average total deposits for the first quarter of 2012 increased by $516.0 million from the first quarter of 2011 and increased by $210.6 million from the fourth quarter of 2011. For the same periods, the average balance of demand deposits increased by $282.7 million, or 20 percent, to $1.7 billion from $1.4 billion during the first quarter of 2011 and increased $41.3 million from the fourth quarter of 2011.

In the first quarter of 2012, we experienced decreases in levels of non-performing assets and credit losses. Credit costs, including the provision for credit losses and valuation charges related to other real estate owned (“OREO”) totaled $5.7 million in the first quarter of 2012 compared to $10.8 million in the first quarter of 2011 and $7.1 million in the fourth quarter of 2011. We recorded a $3.0 million provision for credit losses in the first quarter of 2012 compared to $7.5 million in the first quarter of 2011 and $6.0 million in the fourth quarter of 2011. At March 31, 2012, the combined reserve decreased to 1.29 percent of loans held for investment as compared to 1.53 percent at March 31, 2011 and 1.31 percent at December 31, 2011. In management’s opinion, the reserve is appropriate and is derived from consistent application of the methodology for establishing the adequacy of reserves for Texas Capital Bank’s loan portfolio. In the first quarter of 2012, net charge-offs were $828,000, compared to net charge-offs of $9.0 million in the first quarter of 2011 and net charge-offs of $3.4 million in the fourth quarter of 2011. Non-accrual loans were $50.2 million, or .87 percent of loans held for investment at the end of the first quarter of 2012, $116.5 million, or 2.47 percent, at the end of the first quarter of 2011 and $54.6 million, or .98 percent, at the end of the fourth quarter 2011. At March 31, 2012, total OREO was $32.6 million compared to $26.2 million at the end of the first quarter of 2011, and $34.1 million at the end of the fourth quarter of 2011. The OREO balance of $32.6 million at March 31, 2012 is stated net of a $6.3 million valuation allowance. The valuation charge for OREO reflected in non-interest expense was $2.7 million in the first quarter of 2012 compared to $3.3 million in the first quarter of 2011 and $1.1 million in the fourth quarter of 2011.

Non-interest income increased $1.5 million during the first quarter of 2012, or 20 percent, compared to the same period of 2011 primarily related to a $1.1 million increase in brokered loan fees.

Non-interest expense for the first quarter of 2012 increased $5.9 million, or 13 percent, to $52.3 million from $46.4 million in the first quarter of 2011. The increase is primarily related to a $4.8 million increase in salaries and employee benefits to $29.0 million from $24.2 million, which was primarily due to general business growth. Marketing expense increased $700,000 from the first quarter of 2011 due to expansion of customer bases in both loans and deposits. Additionally, legal and professional expense increased $1.3 million from the first quarter of 2011. Allowance and other carrying costs for OREO expense decreased $688,000 to $3.3 million, which included a $2.7 million valuation expense. Of the $2.7 million valuation expense in the first quarter of 2012, $1.9 million related to direct write-downs of the OREO balance and $856,000 related to increasing the valuation allowance, compared to $1.4 million and $1.9 million, respectively, in the same period of 2011. Additionally, FDIC insurance expense decreased $942,000 from the first quarter of 2011.

Stockholders’ equity increased by 19 percent from $544.9 million at March 31, 2011 to $647.3 million at March 31, 2012, primarily related to retained net income. The Bank is well capitalized under regulatory guidelines and at March 31, 2012, the Company’s ratio of tangible common equity to total tangible assets was 7.3 percent.

ABOUT TEXAS CAPITAL BANCSHARES, INC.

Texas Capital Bancshares, Inc. (NASDAQ: TCBI) is the parent company of Texas Capital Bank, a commercial bank that delivers highly personalized financial services to businesses and private clients. Headquartered in Dallas, the Bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio.

This release contains forward-looking statements, which are subject to risks and uncertainties. A number of factors, many of which are beyond Texas Capital Bancshares’ control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include the risk of adverse impacts from general economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in the Form 10-K and other filings made by Texas Capital Bancshares with the Securities and Exchange Commission.

TEXAS CAPITAL BANCSHARES, INC.

SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)

(Dollars in thousands except per share data)

	1st Quarter 2012	4th Quarter 2011	3rd Quarter 2011	2nd Quarter 2011	1st Quarter 2011
CONSOLIDATED STATEMENT OF INCOME
Interest income	$93,131	$92,967	$83,263	$75,259	$70,111
Interest expense	4,902	4,820	4,065	4,165	5,613

Net interest income	88,229	88,147	79,198	71,094	64,498
Provision for credit losses	3,000	6,000	7,000	8,000	7,500

Net interest income after provision for credit losses	85,229	82,147	72,198	63,094	56,998
Non-interest income	9,190	8,994	7,603	7,951	7,684
Non-interest expense	52,276	50,353	46,186	45,263	46,399

Income from continuing operations before income taxes	42,143	40,788	33,615	25,782	18,283
Income tax expense	15,062	15,043	11,905	9,074	6,344

Income from continuing operations	27,081	25,745	21,710	16,708	11,939
Income (loss) from discontinued operations (after-tax)	4	(5)	(7)	(54)	(60)

Net income	$27,085	$25,740	$21,703	$16,654	$11,879

Diluted EPS from continuing operations	$.70	$.67	$.56	$.44	$.31
Diluted EPS	$.70	$.67	$.56	$.43	$.31

Diluted shares	38,914,241	38,609,094	38,435,386	38,332,888	38,341,679

CONSOLIDATED BALANCE SHEET DATA
Total assets	$8,559,917	$8,137,225	$7,705,372	$6,709,338	$6,061,046
Loans held for investment	5,792,349	5,572,371	5,302,584	5,164,293	4,711,424
Loans held for sale	2,255,281	2,080,081	1,909,567	1,122,330	811,400
Securities	123,828	143,710	142,895	157,821	171,990
Demand deposits	1,751,443	1,751,944	1,661,125	1,483,159	1,480,695
Total deposits	6,063,558	5,556,257	5,486,463	5,421,726	5,221,991
Other borrowings	1,657,728	1,768,116	1,451,894	561,902	133,995
Long-term debt	113,406	113,406	113,406	113,406	113,406
Stockholders’ equity	647,341	616,331	587,944	563,924	544,925

End of period shares outstanding	37,912,054	37,666,291	37,457,762	37,329,726	37,216,929
Book value(1)	$16.96	$16.24	$15.56	$14.97	$14.50
Tangible book value(1)	$16.42	$15.69	$15.01	$14.41	$14.25

SELECTED FINANCIAL RATIOS
From continuing operations
Net interest margin	4.54%	4.60%	4.81%	4.86%	4.46%
Return on average assets	1.33%	1.28%	1.25%	1.08%	.78%
Return on average equity	17.36%	17.05%	14.93%	12.13%	8.91%
Non-interest income to earning assets	.47%	.47%	.46%	.54%	.53%
Efficiency ratio	53.7%	51.8%	53.2%	57.3%	64.3%
Efficiency ratio (excluding OREO valuation charge)	50.8%	50.7%	51.3%	56.3%	59.7%
Non-interest expense to earning assets	2.69%	2.62%	2.80%	3.08%	3.20%
Non-interest expense to earning assets (excluding OREO valuation charge)	2.55%	2.57%	2.70%	3.03%	2.97%

Tangible common equity to total tangible assets	7.3%	7.3%	7.3%	8.0%	8.8%
Tier 1 capital ratio	9.5%	9.6%	9.7%	10.2%	11.2%
Total capital ratio	10.4%	10.6%	10.7%	11.3%	12.5%
Tier 1 leverage ratio	8.9%	8.8%	9.8%	10.5%	10.3%

(1)	Excluding securities gains/losses.

TEXAS CAPITAL BANCSHARES, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Dollars in thousands)

	March 31, 2012	March 31, 2011	% Change
Assets
Cash and due from banks	$66,806	$61,186	9%
Interest-bearing deposits	61,324	152,294	(60)%
Federal funds sold	20,680	10,240	102%
Securities, available-for-sale	123,828	171,990	(28)%
Loans held for sale	2,255,281	811,400	178%
Loans held for sale from discontinued operations	390	488	(20)%
Loans held for investment (net of unearned income)	5,792,349	4,711,424	23%
Less: Allowance for loan losses	71,992	70,248	2%

Loans held for investment, net	5,720,357	4,641,176	23%
Premises and equipment, net	11,445	11,652	(2)%
Accrued interest receivable and other assets	279,866	191,706	46%
Goodwill and intangibles, net	20,330	9,402	116%

Total assets	$8,560,307	$6,061,534	41%

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$1,751,443	$1,480,695	18%
Interest bearing	3,902,123	3,429,358	14%
Interest bearing in foreign branches	409,992	311,938	31%

Total deposits	6,063,558	5,221,991	16%

Accrued interest payable	893	1,662	(46)%
Other liabilities	77,381	45,555	70%
Federal funds purchased	383,927	115,870	231%
Repurchase agreements	23,740	14,716	61%
Other borrowings	1,250,061	3,409	N/M
Trust preferred subordinated debentures	113,406	113,406	—

Total liabilities	7,912,966	5,516,609	43%

Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation value:
Authorized shares – 10,000,000 Issued shares	—	—	—
Common stock, $.01 par value:
Authorized shares – 100,000,000 Issued shares – 37,912,054 and 37,217,346 at March 31, 2012 and 2011, respectively	379	372	2%
Additional paid-in capital	353,567	341,680	3%
Retained earnings	288,868	197,686	46%
Treasury stock (shares at cost: 417 at March 31, 2012 and 2011, respectively)	(8)	(8)	—
Accumulated other comprehensive income, net of taxes	4,535	5,195	(13)%

Total stockholders’ equity	647,341	544,925	19%

Total liabilities and stockholders’ equity	$8,560,307	$6,061,534	41%

TEXAS CAPITAL BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(Dollars in thousands except per share data)

	Three Months Ended March 31
	2012	2011
Interest income
Loans	$91,774	$68,040
Securities	1,307	1,846
Federal funds sold	1	28
Deposits in other banks	49	197

Total interest income	93,131	70,111
Interest expense
Deposits	3,472	4,871
Federal funds purchased	281	107
Repurchase agreements	3	2
Other borrowings	435	—
Trust preferred subordinated debentures	711	633

Total interest expense	4,902	5,613

Net interest income	88,229	64,498
Provision for credit losses	3,000	7,500

Net interest income after provision for credit losses	85,229	56,998
Non-interest income
Service charges on deposit accounts	1,604	1,783
Trust fee income	1,114	954
Bank owned life insurance (BOLI) income	521	523
Brokered loan fees	3,651	2,520
Equipment rental income	161	783
Other	2,139	1,121

Total non-interest income	9,190	7,684
Non-interest expense
Salaries and employee benefits	29,019	24,172
Net occupancy expense	3,604	3,310
Leased equipment depreciation	139	556
Marketing	2,823	2,123
Legal and professional	3,991	2,723
Communications and technology	2,483	2,347
FDIC insurance assessment	1,569	2,511
Allowance and other carrying costs for OREO	3,342	4,030
Other	5,306	4,627

Total non-interest expense	52,276	46,399

Income from continuing operations before income taxes	42,143	18,283
Income tax expense	15,062	6,344

Income from continuing operations	27,081	11,939
Income (loss) from discontinued operations (after-tax)	4	(60)

Net income	$27,085	$11,879

Basic earnings per common share:
Income from continuing operations	$.72	$.32
Net income	$.72	$.32
Diluted earnings per common share:
Income from continuing operations	$.70	$.31
Net income	$.70	$.31

TEXAS CAPITAL BANCSHARES, INC.

SUMMARY OF LOAN LOSS EXPERIENCE

(Dollars in thousands)

	1st Quarter 2012	4th Quarter 2011	3rd Quarter 2011	2nd Quarter 2011	1st Quarter 2011
Reserve for loan losses:
Beginning balance	$70,295	$67,897	$67,748	$70,248	$71,510
Loans charged-off:
Commercial	462	1,348	1,523	3,654	1,993
Real estate – construction	—	—	—		—
Real estate – term	559	2,438	5,049	6,424	7,364
Consumer	—	—	—	283	34
Leases	95	238	(16)	464	532

Total loans charged-off	1,116	4,024	6,556	10,825	9,923
Recoveries:
Commercial	159	390	109	143	546
Real estate – construction	—	—	5	—	243
Real estate – term	108	45	152	122	31
Consumer	5	4	1	3	1
Leases	16	171	36	26	150

Total recoveries	288	610	303	294	971

Net charge-offs	828	3,414	6,253	10,531	8,952
Provision for loan losses	2,525	5,812	6,402	8,031	7,690

Ending balance	$71,992	$70,295	$67,897	$67,748	$70,248

Reserve for off-balance sheet credit losses:
Beginning balance	$2,462	$2,274	$1,676	$1,707	$1,897
Provision (benefit) for off-balance sheet credit losses	475	188	598	(31)	(190)

Ending balance	$2,937	$2,462	$2,274	$1,676	$1,707

Total reserves for credit losses	$74,929	$72,757	$70,171	$69,424	$71,955
Total provision for credit losses	$3,000	$6,000	$7,000	$8,000	$7,500
Reserve to loans held for investment(2)	1.24%	1.26%	1.28%	1.31%	1.49%
Reserve to average loans held for investment(2)	1.27%	1.30%	1.30%	1.39%	1.49%
Net charge-offs to average loans(1)(2)	.06%	.25%	.48%	.86%	.77%
Net charge-offs to average loans for last twelve months(1)(2)	.40%	.58%	.90%	1.06%	1.11%
Total provision for credit losses to average loans(1)(2)	.21%	.44%	.53%	.66%	.64%
Combined reserves for credit losses to loans held for investment(2)	1.29%	1.31%	1.32%	1.34%	1.53%
Non-performing assets (NPAs):
Non-accrual loans	$50,160	$54,580	$66,714	$77,884	$116,479
Other real estate owned (OREO) (4)	32,601	34,077	35,796	27,285	26,172

Total	$82,761	$88,657	$102,510	$105,169	$142,651

Non-accrual loans to loans(2)	.87%	.98%	1.26%	1.51%	2.47%
Total NPAs to loans plus OREO(2)	1.42%	1.58%	1.92%	2.03%	3.01%
Reserve for loan losses to non-accrual loans	1.4x	1.3x	1.0x	.9x	.6x
Restructured loans	$12,582	$25,104	$24,963	$23,540	$22,219
Loans past due 90 days and still accruing(3)	$5,941	$5,467	$3,003	$10,333	$2,529
Loans past due 90 days to loans(2)	.10%	.10%	.06%	.20%	.05%

(1)	Interim period ratios are annualized.
(2)	Excludes loans held for sale.
(3)	At March 31, 2012, loans past due 90 days and still accruing includes premium finance loans of $4.4 million. These loans are primarily secured by obligations of insurance carriers to refund premiums on cancelled insurance policies. The refund of premiums from the insurance carriers can take 180 days or longer from the cancellation date.
(4)	At March 31, 2012, OREO balance is net of $6.3 million valuation allowance.

TEXAS CAPITAL BANCSHARES, INC.

CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

(Dollars in thousands)

	1st Quarter 2012	4th Quarter 2011	3rd Quarter 2011	2nd Quarter 2011	1st Quarter 2011
Interest income
Loans	$91,774	$91,512	$81,692	$73,509	$68,040
Securities	1,307	1,408	1,524	1,680	1,846
Federal funds sold	1	1	3	5	28
Deposits in other banks	49	46	44	65	197

Total interest income	93,131	92,967	83,263	75,259	70,111
Interest expense
Deposits	3,472	3,471	3,191	3,417	4,871
Federal funds purchased	281	273	128	94	107
Repurchase agreements	3	4	2	2	2
Other borrowings	435	404	110	14	—
Trust preferred subordinated debentures	711	668	634	638	633

Total interest expense	4,902	4,820	4,065	4,165	5,613

Net interest income	88,229	88,147	79,198	71,094	64,498
Provision for credit losses	3,000	6,000	7,000	8,000	7,500

Net interest income after provision for credit losses	85,229	82,147	72,198	63,094	56,998
Non-interest income
Service charges on deposit accounts	1,604	1,504	1,585	1,608	1,783
Trust fee income	1,114	1,108	1,091	1,066	954
Bank owned life insurance (BOLI) income	521	500	533	539	523
Brokered loan fees	3,651	3,408	2,849	2,558	2,520
Equipment rental income	161	223	223	676	783
Other	2,139	2,251	1,322	1,504	1,121

Total non-interest income	9,190	8,994	7,603	7,951	7,684
Non-interest expense
Salaries and employee benefits	29,019	26,658	25,596	24,109	24,172
Net occupancy expense	3,604	3,537	3,367	3,443	3,310
Leased equipment depreciation	139	198	281	447	556
Marketing	2,823	3,798	2,455	2,733	2,123
Legal and professional	3,991	4,362	3,647	4,264	2,723
Communications and technology	2,483	2,468	2,210	2,584	2,347
FDIC insurance assessment	1,569	1,595	1,465	1,972	2,511
Allowance and other carrying costs for OREO	3,342	2,383	2,150	1,023	4,030
Other	5,306	5,354	5,015	4,688	4,627

Total non-interest expense	52,276	50,353	46,186	45,263	46,399

Income from continuing operations before income taxes	42,143	40,788	33,615	25,782	18,283
Income tax expense	15,062	15,043	11,905	9,074	6,344

Income from continuing operations	27,081	25,745	21,710	16,708	11,939
Income (loss) from discontinued operations (after-tax)	4	(5)	(7)	(54)	(60)

Net income	$27,085	$25,740	$21,703	$16,654	$11,879

TEXAS CAPITAL BANCSHARES, INC.

QUARTERLY FINANCIAL SUMMARY – UNAUDITED

Consolidated Daily Average Balances, Average Yields and Rates

Continuing Operations

(Dollars in thousands)

	1st Quarter 2012			4th Quarter 2011			3rd Quarter 2011			2nd Quarter 2011			1st Quarter 2011
	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate
Assets
Securities – Taxable	$109,003	$1,041	3.84%	$109,761	$1,126	4.07%	$115,871	$1,214	4.16%	$127,269	$1,346	4.24%	$140,007	$1,500	4.35%
Securities – Non-taxable(2)	28,506	409	5.77%	30,065	434	5.73%	33,051	477	5.73%	35,804	514	5.76%	37,154	532	5.81%
Federal funds sold	6,848	1	0.06%	8,505	1	0.05%	20,864	3	0.06%	14,303	5	0.14%	44,322	28	0.26%
Deposits in other banks	49,470	49	0.41%	42,644	46	0.43%	36,495	44	0.48%	77,928	65	0.33%	277,228	197	0.29%
Loans held for sale	2,036,622	21,315	4.21%	2,093,883	22,332	4.23%	1,191,375	13,340	4.44%	808,165	9,591	4.76%	735,682	8,677	4.78%
Loans held for investment	5,660,993	70,459	5.01%	5,395,253	69,180	5.09%	5,219,496	68,352	5.20%	4,890,696	63,918	5.24%	4,721,928	59,363	5.10%
Less reserve for loan losses	70,261	—	—	67,214	—	—	66,215	—	—	68,031	—	—	70,142	—	—

Loans, net of reserve	7,627,354	91,774	4.84%	7,421,922	91,512	4.89%	6,344,656	81,692	5.11%	5,630,830	73,509	5.24%	5,387,468	68,040	5.12%

Total earning assets	7,821,181	93,274	4.80%	7,612,897	93,119	4.85%	6,550,937	83,430	5.05%	5,886,134	75,439	5.14%	5,886,179	70,297	4.84%
Cash and other assets	388,009			382,577			333,563			306,372			297,060

Total assets	$8,209,190			$7,995,474			$6,884,500			$6,192,506			$6,183,239

Liabilities and Stockholders’ Equity
Transaction deposits	$565,319	$140	0.10%	$429,980	$33	0.03%	$412,203	$52	0.05%	$375,084	$55	0.06%	$345,978	$55	0.06%
Savings deposits	2,535,412	2,083	0.33%	2,422,465	2,062	0.34%	2,253,123	1,664	0.29%	2,465,118	1,700	0.28%	2,469,435	2,371	0.39%
Time deposits	624,823	920	0.59%	534,441	927	0.69%	468,196	1,032	0.87%	541,337	1,351	1.00%	709,604	1,921	1.10%
Deposits in foreign branches	409,422	329	0.32%	578,728	449	0.31%	588,221	443	0.30%	415,998	311	0.30%	376,570	524	0.56%

Total interest bearing deposits	4,134,976	3,472	0.34%	3,965,614	3,471	0.35%	3,721,743	3,191	0.34%	3,797,537	3,417	0.36%	3,901,587	4,871	0.51%
Other borrowings	1,554,716	719	0.19%	1,588,198	681	0.17%	894,073	240	0.11%	233,388	110	0.19%	159,450	109	0.28%
Trust preferred subordinated debentures	113,406	711	2.52%	113,406	668	2.34%	113,406	634	2.22%	113,406	638	2.26%	113,406	633	2.26%

Total interest bearing liabilities	5,803,098	4,902	0.34%	5,667,218	4,820	0.34%	4,729,222	4,065	0.34%	4,144,331	4,165	0.40%	4,174,443	5,613	0.55%
Demand deposits	1,700,390			1,659,132			1,525,087			1,455,366			1,417,734
Other liabilities	78,108			70,142			53,233			40,177			47,753
Stockholders’ equity	627,594			598,982			576,958			552,632			543,309

Total liabilities and stockholders’ equity	$8,209,190			$7,995,474			$6,884,500			$6,192,506			$6,183,239

Net interest income		$88,372			$88,299			$79,365			$71,274			$64,684
Net interest margin			4.54%			4.60%			4.81%			4.86%			4.46%

(1)	The loan averages include loans on which the accrual of interest has been discontinued and are stated net of unearned income.
(2)	Taxable equivalent rates used where applicable.